INDEPENDENT AUDITORS' CONSENT






                            The Board of Trustees
Oppenheimer Trinity Core Fund:

We consent to use in the Registration Statement of Oppenheimer Trinity Core Fund of our report dated August 11, 1999, included in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Independent auditors" included in such Statement of Additional Information.



/s/ KPMG LLP

KPMG LLP

Denver, Colorado
August 23, 1999